THE DREYFUS SOCIALLY RESPONSIBLE GROWTH FUND, INC.


                      ASSISTANT SECRETARY'S CERTIFICATE


I, Stephanie Pierce, Vice President, Assistant Treasurer and Assistant Secretary of The Dreyfus Socially Responsible Growth Fund, Inc. (the "Fund"), hereby certify that set forth below is a copy of the resolution adopted by the Fund's Board members by Unanimous Written Consent dated June 15, 1998.

                                 RESOLUTIONS

RESOLVED, that the following persons be, and they hereby are, elected to the offices set forth opposite their respective names, to serve at the pleasure of the Fund's Board:

President and Treasurer                     Marie E. Connolly
Vice President and Secretary                Margaret W. Chambers
Vice President and Assistant Treasurer      Mary A. Nelson
Vice President and Assistant Treasurer      Joseph F. Tower, III
Vice President, Assistant Treasurer and     Michael S. Petrucelli
  Assistant Secretary
Vice President, Assistant Treasurer and     Stephanie Pierce
  Assistant Secretary
Vice President and Assistant Secretary      Douglas C. Conroy
Vice President and Assistant Secretary      Christopher J. Kelley
Vice President and Assistant Secretary      Kathleen K. Morrissey
Vice President and Assistant Secretary      Elba Vasquez

; and it be further

RESOLVED, that the Registration Statement and any and all amendments and supplements thereto may be signed by any one of Margaret W. Chambers, Marie E. Connolly, Christopher J. Kelley, Kathleen K. Morrissey, Michael S. Petrucelli, Stephanie Pierce and Elba Vasquez, as the attorney-in-fact hereby is authorized and approved; and that such attorneys-in-fact, and each of them, shall have full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with such Registration Statement and any and all amendments and supplements thereto, as whom he or she is acting as attorney-in-fact, might or could do in person.

IN WITNESS WHEREOF, I have hereunto signed by name and affixed seal of the Fund on March 1, 1999.


                     /s/ Stephanie Pierce
                     Stephanie Pierce
                     Vice President, Assistant Treasurer and Assistant Secretary